Exhibit 10.27
BLACKBAUD, INC.
2004 STOCK PLAN
NOTICE OF GRANT OF STOCK APPRECIATION RIGHTS
     Blackbaud, Inc. (the “Company”) hereby grants you,                                          (the “Grantee”),               appreciation rights (“SARs”), each representing the appreciation in one share of Common Stock of Company as calculated pursuant to Section 7 of the Terms and Conditions of Grant of Appreciation Rights attached hereto as Appendix A. Subject to the provisions of the Terms and Conditions of the Grant of Stock Appreciation Rights and the Company’s 2004 Stock Plan attached hereto as Appendix B, the principal features of this grant are as follows:

Date of Grant and Vesting Commencement Date:

Number of shares of Common Stock subject to SARs:

Base Price per share of Common Stock subject to SARs:

Expiration Date:

Vesting Date:	Except as provided in Appendix A, all SARs will vest
on , subject to the Grantee
remaining an employee or director of or consultant to
the Company.

Termination Period:	To the extent vested and prior to the Expiration Date,
SARs may be exercised for up to 90 days after
termination of employment, consultancy or directorship
except as set out in Sections 8(c) and 8(d) of the
Terms and Conditions of the Grant of Stock
Appreciation Rights (but in no event later than the
Expiration Date); provided that terminations “For
Cause” are governed by Section 9 of the Company’s 2004
Stock Plan, which provides for immediate termination
of the SARs upon such termination “For Cause.”
IMPORTANT:
     Your signature below indicates your agreement and understanding that this grant is subject to all of the Terms and Conditions of the Grant of Stock Appreciation Rights contained in Appendix A hereto and the 2004 Stock Plan contained in Appendix B hereto.

Dated: , 20 .

Grantee:	BLACKBAUD, INC.

By:

Title:

Print Name

APPENDIX A
TERMS AND CONDITIONS OF GRANT OF STOCK APPRECIATION RIGHTS
     1. Definitions. As used herein, the following definitions will apply:
          (a) “Agreement” means this Grant of stock appreciation rights.
          (b) “Board” means the Board of Directors of the Company.
          (c) “Committee” means the Compensation Committee of the Board or other persons appointed by the Board.
          (d) “Common Stock” means the common stock of the Company.
          (e) “Company” means Blackbaud, Inc. and any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with Blackbaud, Inc.
          (f) “Grant” means the grant of stock appreciation rights pursuant to this Agreement.
          (g) “SARs” means the stock appreciation rights subject to the Grant.
     2. Grant. The Company hereby grants to Grantee SARs with respect to that number of shares of Common Stock and at a base price per share (the “Base Price”) as shown on the Notice of Grant of Stock Appreciation Rights attached hereto. This Grant is subject in all respects to the terms and conditions in this Agreement and the terms, definitions and provisions of the Blackbaud, Inc. 2004 Stock Plan, as amended from time to time and adopted by the Company (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
     3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, all of the SARs subject to this Agreement will automatically vest on the vesting date (the “Vesting Date”) as shown on the Notice of Grant of Stock Appreciation Rights attached hereto. The SARs shall vest only if the Grantee remains an employee or director of or consultant to the Company through the Vesting Date.
     4. Committee Discretion. The Board or Committee, in its discretion, shall have the right to accelerate the vesting of all of the SARs at any time. If so accelerated, the Vesting Date of the SARs shall be the date specified by the Board or Committee.
     5. Forfeiture. Notwithstanding any contrary provision of this Agreement, the SARs shall be forfeited in the event that the Grantee ceases to be an employee or director of or consultant to the Company by any reason, including termination, death or disability, prior to the Vesting Date.
     For purposes of this Agreement, employment, directorship or consultancy shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which Grantee’s right to re-engagement with the Company is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Company shall not be considered an interruption of employment, directorship or consultancy, provided that such written approval contractually obligates the Company to continue the engagement of the

Grantee after the approved period of absence; provided, that the foregoing approval requirement shall not apply to a leave of absence guaranteed by statute or contract. For purposes of this Agreement, a change in status from employee to a consultant or director, from a director to an employee or consultant, or from a consultant or director to employee, will not constitute a termination of employment.
     6. Right to Exercise. The Grantee shall have the right to exercise the SARs from the Vesting Date until the Expiration Date as shown on the Notice of Grant of Stock Appreciation Rights (the “Exercise Period”), subject to the limitations set forth in Section 8 below.
     7. Method of Exercise. The SARs shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the Grantee’s election to exercise the SARs and the number of SARs subject to exercise. The written notice shall be signed by the Grantee and shall be delivered by certified mail to the Secretary of the Company, with such date as on the certified mail being designated the exercise date of the SARs (“Exercise Date”). Upon receipt of the Exercise Notice, the Company shall settle the specified number of SARs in Common Stock so long as the closing price of the Common Stock on NASDAQ on the date prior to the Exercise Date (the “Exercise Price”) is greater than the Base Price per share of Common Stock subject to the SARs. At settlement, the Company shall issue in the name of the Grantee and deliver to the Grantee as soon as reasonably practicable after the Exercise Date, a stock certificate representing that number of full shares of Common Stock (the “Settlement Shares”) equal to (A) the excess of (i) the Exercise Price of one share of Common Stock, over (ii) the Base Price of one share of Common Stock subject to the SARs, multiplied by (B) the total number of SARs subject to exercise, divided by (C) the Exercise Price of one share of Common Stock. In all cases, the number of Settlement Shares to be given to the Grantee shall be rounded down to the nearest whole share and the Grantee shall forfeit to the Company the value of any fractional Settlement Shares.
     8. Restrictions on Exercise.
          (a) In no event may the SARs be exercised before the Vesting Date or after the Expiration Date as shown on the Notice of Grant of Stock Appreciation Rights.
          (b) In the event of termination of Grantee’s employment, consultancy or directorship with the Company, Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the vested SARs during the Termination Period as shown on the Notice of Grant of Stock Appreciation Rights attached hereto. To the extent that Grantee was not entitled to exercise the SARs at the date of such termination, or if Grantee does not exercise the SARs within the time specified herein, the SARs shall be forfeited.
          (c) Notwithstanding the provisions of Section 8(b) above, in the event of termination of Grantee’s employment, consultancy or directorship or as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code or any successor provision), Grantee may, but only within twelve (12) months from the Termination Date (but in no event later than the Expiration Date), exercise the SARs to the extent Grantee was entitled to exercise them at the Termination Date. To the extent that Grantee was not entitled to exercise the SARs at the Termination Date, or if Grantee does not exercise such SARs (which SARs he was entitled to exercise) within the time specified herein, the SARs shall be forfeited.

          (d) In the event of the death of Grantee during or within three (3) months of the termination of Grantee’s employment, consultancy or directorship, the SARs may be exercised, at any time within twelve (12) months following the Termination Date (but in no event later than the Expiration Date), by Grantee’s estate or by a person who acquired the right to exercise the SARs by bequest or inheritance, but only to the extent of the right to exercise that Grantee was entitled to at the date of death.
     9. Withholding of Taxes.
          (a) If the Company determines that the vesting or exercise of the SARs results in federal or state income tax, FICA, or other withholding obligations, the Company may condition issuance to the Grantee of the stock certificate representing the Settlement Shares upon the payment by the Grantee to the Company of the Grantee’s share of the withholding obligations, or upon some other action by the Grantee that the Company deems sufficient assurance that those obligations will be met.
          (b) At the sole and absolute discretion of Board or Committee, the Grantee may pay all or any part of the total estimated federal and state income tax liability arising out of the settlement of the SARs (a “Tax Event”) by tendering already-owned shares of Common Stock or by directing the Company to withhold Settlement Shares otherwise to be transferred to the Grantee in an amount equal to the estimated federal and state income tax liability arising out of the Tax Event, provided that no more Settlement Shares may be withheld than are necessary to satisfy the Grantee’s actual minimum withholding obligation with respect to the Tax Event. In such event, the Grantee must, however, notify the Board or Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of the Tax Event by tendering already-owned shares of Common Stock or having Settlement Shares withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section, the Common Stock and Settlement Shares shall be valued at their fair market value, which shall be the closing price of the Common Stock on NASDAQ on the date prior to the date on which the amount of the tax withholdings is to be determined.
     10. Tax Consequences. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
     11. Rights as Stockholder. This Grant shall not provide the Grantee or any person claiming under or through the Grantee, with any of the rights or privileges of a stockholder of the Company unless and until the SARs are settled and certificates representing shares issued upon such settlement are recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee.
     12. No Effect on Employment. The Grantee’s employment with the Company is on an at-will basis only. Accordingly, the terms of the Grantee’s employment with the Company will be determined from time to time by the Company, and the Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause. For the purposes of this Section, employment shall also refer to consultancy or directorship.
     13. Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off or any other change in the corporate structure or shares of the Company), the SARs and the Base Price per share of Common Stock subject to the SARs shall be adjusted or replaced with the number and kind of securities determined on the same basis as for all other issued and outstanding shares of Common Stock.
     14. Grant is Not Transferable. This Grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Grant and the rights and privileges conferred hereby immediately will become null and void.
     15. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.
     16. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or by the Company forthwith to the Company’s Board of Directors or the Committee that administers the Plan, which shall timely review such dispute. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or this Grant.
     17. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     18. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
     19. 2004 Stock Plan. Grantee acknowledges receipt of a copy of the Plan and represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts this Grant subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant and fully understands all provisions of the Grant.

EXHIBIT A
BLACKBAUD, INC.
EXERCISE NOTICE
Blackbaud, Inc.

Attention: Secretary
     1. Exercise of Stock Appreciation Rights. Effective as of today,                                          ,                     , the undersigned (“Grantee”) hereby elects to exercise                     of Grantee’s stock appreciation rights (“SARs”), each representing the appreciation of one share of Common Stock of Blackbaud, Inc. (the “Company”), as determined by and pursuant to its 2004 Stock Plan, as amended (the “Plan”) and the Notice of Grant of Stock Appreciation Rights dated                                          ,                      (the “SAR Agreement”). Payment shall be made in Settlement Shares according to the procedures set forth in the SAR Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SAR Agreement.
     2. Representations of Grantee. Grantee acknowledges that Grantee has received, read and understood the Plan and the SAR Agreement and agrees to abide by and be bound by their terms and conditions.
     3. Rights as Stockholder. Until the stock certificate evidencing the Settlement Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Settlement Shares, notwithstanding the exercise of the SARs. The Company shall issue (or cause to be issued) such stock certificate as soon as reasonably practicable after the Exercise Date. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.
     4. Tax Consultation. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee’s acquisition or disposition of the Settlement Shares. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the acquisition or disposition of the Settlement Shares and that Grantee is not relying on the Company for any tax advice.
     5. Entire Agreement. The Plan and SAR Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the SAR Agreement shall constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

GRANTEE:	BLACKBAUD, INC.

By:

Name:

Title:

Address:	Address:

APPENDIX B
BLACKBAUD, INC. 2004 STOCK PLAN
[Filed as Exhibit 10.20 to Blackbaud, Inc.’s
Form 8-K filed with the SEC on June 20, 2006.]

B -1